UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2012
Tesoro Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-3473	95-0862768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828
(Address of principal executive offices)	(Zip Code)

(210) 626-6000
(Registrant's telephone number,
including area code)

Not Applicable
(Former name or former address, if
changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective November 15, 2012, Tesoro Corporation ("the Company" or "Tesoro") entered into a transaction (the "Sale") with Tesoro Refining and Marketing Company ("TRMC"), Tesoro Logistics LP (the "Partnership"), Tesoro Logistics GP LLC (the "General Partner") and Tesoro Logistics Operations LLC (the "Operating Company") pursuant to which TRMC sold, through the General Partner and the Partnership to the Operating Company, the Anacortes rail facility assets (the "Anacortes Rail Facility") located in Anacortes, Washington.

The Sale was made in exchange for consideration of $180 million, comprised of $162 million in cash and the issuance of equity with a combined fair value of $18 million. The equity is comprised of 93,289 general partner units and 309,838 common units, representing slightly less than a 1% limited partner interest in the Partnership.

The Anacortes Rail Facility includes a four-track unloading platform, two receiving and departing tracks capable of handling a 100-car unit train and two additional short track spurs, as well as other related assets and properties associated with the facility. The facility, which was placed in service in September 2012, has a permitted capacity to deliver up to 50,000 barrels per day ("bpd") of Bakken crude oil to the Company's Washington refinery.

The Company issued a press release on November 15, 2012, announcing the Sale, which is attached hereto as Exhibit 99.1 and incorporated by reference.

In connection with the Sale, the Company entered into the following material definitive agreements:

Contribution, Conveyance and Assumption Agreement

The description of the Contribution Agreement (as defined below) is provided below under Item 2.01 and is incorporated in this Item 1.01 by reference. A copy of the Contribution Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Second Amended and Restated Omnibus Agreement

Effective November 15, 2012, in connection with the Sale, the Company entered into a Second Amended and Restated Omnibus Agreement (the "Second Amended Omnibus Agreement") with the Partnership, the General Partner, TRMC, Tesoro Alaska Company ("Tesoro Alaska") and Tesoro Companies, Inc. ("TCI") that amends and restates the amended and restated agreement those parties entered into on April 1, 2012. The Second Amended Omnibus Agreement added the following matters to the amended and restated agreement:

•	the application of the terms of the Second Amended Omnibus Agreement to additional sales by Tesoro and its affiliates to the Partnership and its affiliates, including the assets in the Sale;

•
the addition of indemnification for work that is required to remediate unidentified defective conditions in any of the Anacortes Rail Facility assets in order to bring such assets into good working condition;

•	the addition of certain retained liabilities of TRMC specific to the assets in the Sale; and

•
the increase in the annual deductible from $0.5 million to $0.6 million related to the obligations of the applicable Tesoro affiliate that sold assets to indemnify the Partnership for certain claims, losses and expenses the Partnership incurs attributable to, among other matters, certain environmental, title, tax and other liabilities relating to those assets sold to the Partnership.

So long as we control the General Partner, the Second Amended Omnibus Agreement will remain in full force and effect unless mutually terminated by the parties. If we cease to control the General Partner, either party may terminate the Second Amended Omnibus Agreement, provided that the indemnification obligations of the Parties made under the Omnibus Agreement will remain in full force and effect in accordance with their terms.

The foregoing description is not complete and is qualified in its entirety by reference to the Second Amended Omnibus Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Anacortes Track Use and Throughput Agreement

Effective November 15, 2012, in connection with the Sale, TRMC entered into a track use and throughput agreement (the "TTA") with the Operating Company under which the Operating Company will provide TRMC with use of the Anacortes track and offloading facility as well as the service of offloading crude or other agreed products from unit trains and manifest railcars. Under the TTA, TRMC is obligated to transport an average of at least 40,000 bpd of crude oil and refined products per month offloaded and throughput at the Anacortes Rail Facility at a throughput fee of $1.53 per barrel. An excess volume throughput fee of $0.75 per barrel is charged for monthly volumes in excess of 40,000 bpd.

If TRMC fails to transport aggregate volumes equal to its minimum throughput commitment described above during any calendar month, TRMC will owe the Operating Company a shortfall payment equal to the volume of the shortfall multiplied by the throughput fee. The amount of any shortfall payment paid by TRMC will be credited against any amounts owed by TRMC for the transportation of volumes in excess of its minimum throughput commitment during any of the succeeding three months after the shortfall occurs.

The fees under the TTA are indexed for inflation. The initial term of the TTA is ten years and TRMC, at its sole option, may extend the term for two renewal terms of five years each.

The foregoing description is not complete and is qualified in its entirety by reference to the TTA, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Relationships

Each of the Partnership, the General Partner, TRMC, Tesoro Alaska, TCI, the Operating Company and THPP is a direct or indirect subsidiary of Tesoro. As a result, certain individuals, including officers and directors of Tesoro and the General Partner, serve as officers and/or directors of more than one of such other entities. After the Sale, the General Partner, as the general partner of the Partnership, holds 729,596 general partner units of the Partnership, which represents a 2% general partner interest and 979,025 common units of the Partnership, which represents an approximate 3% limited partner interest in the Partnership. Tesoro, together with TRMC, Tesoro Alaska and the General Partner, holds 1,283,915 common units and 15,254,890 subordinated units of the Partnership, which represent an approximate 45% limited partner interest, in addition to the 2% general partner interest in the Partnership discussed above.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Anacortes Rail Facility Transaction

Effective November 15, 2012, the Company closed on the Sale, as described in Item 1.01 of this report, which is incorporated in this Item 2.01 by reference.

Contribution, Conveyance and Assumption Agreement

Effective November 15, 2012, in connection with the Sale, Tesoro entered into a Contribution, Conveyance and Assumption Agreement (the "Contribution Agreement") with the General Partner, the Partnership, the Operating Company, and TRMC. In connection with the Sale, the following transactions, among others, occurred pursuant to the Contribution Agreement:

•	TRMC contributed to the General Partner, as a capital contribution, its interest in the Anacortes Rail Facility in exchange for a 7% membership interest in the General Partner;

•
the General Partner contributed to the Partnership, as a capital contribution, its interest in the Anacortes Rail Facility in exchange for (a) $162 million in cash, (b) 93,289 general partner units in the Partnership, and (c) 309,838 common units representing slightly less than a 1% limited partner interest in the Partnership.

These transfers and distributions were made in a series of steps outlined in the Contribution Agreement.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events.

On November 15, 2012, the Company issued a press release announcing the Sale. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1
Contribution, Conveyance and Assumption Agreement, dated as of November 15, 2012, among Tesoro Logistics LP, Tesoro Logistics GP, LLC, Tesoro Logistics Operations LLC, Tesoro Corporation and Tesoro Refining and Marketing Company.

10.2
Second Amended and Restated Omnibus Agreement, dated as of November 15, 2012, among Tesoro Corporation, Tesoro Refining and Marketing Company, Tesoro Companies, Inc., Tesoro Alaska Company, Tesoro Logistics LP and Tesoro Logistics GP, LLC.

10.3
Anacortes Track Use and Throughput Agreement, dated as of November 15, 2012, among Tesoro Logistics LP, Tesoro Logistics GP, LLC, Tesoro Refining and Marketing Company and Tesoro Logistics Operations LLC.

99.1	Press release dated November 15, 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 15, 2012

TESORO CORPORATION
By:	/s/ G. SCOTT SPENDLOVE
G. Scott Spendlove
Senior Vice President and Chief Financial Officer

Index to Exhibits

Exhibit Number	Description of the Exhibit
10.1
Contribution, Conveyance and Assumption Agreement, dated as of November 15, 2012, among Tesoro Logistics LP, Tesoro Logistics GP, LLC, Tesoro Logistics Operations LLC, Tesoro Corporation and Tesoro Refining and Marketing Company.

10.2
Second Amended and Restated Omnibus Agreement, dated as of November 15, 2012, among Tesoro Corporation, Tesoro Refining and Marketing Company, Tesoro Companies, Inc., Tesoro Alaska Company, Tesoro Logistics LP and Tesoro Logistics GP, LLC.

10.3
Anacortes Track Use and Throughput Agreement, dated as of November 15, 2012, among Tesoro Logistics LP, Tesoro Logistics GP, LLC, Tesoro Refining and Marketing Company and Tesoro Logistics Operations LLC.

99.1	Press release dated November 15, 2012.